                                                                    EXHIBIT 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:                                             ANALYSTS:
Charles M. Boesel, 312/822-2592                    Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

                             CNA FINANCIAL ANNOUNCES
                   SOLID 2ND QUARTER 2004 UNDERWRITING RESULTS

CHICAGO, JULY 29, 2004 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter of 2004 results, which included the following highlights:

      - Profitable underwriting results in the Property and Casualty Operations as evidenced by a combined ratio of 96.8%.

      - Net income for the second quarter of 2004 of $289 million as compared with net income of $70 million in the second quarter of 2003.

      - Improving expense ratios as a result of the Company's expense initiatives.

                                                 RESULTS FOR       RESULTS FOR
                                                  THE THREE          THE SIX
                                                 MONTHS ENDED      MONTHS ENDED
                                                   JUNE 30           JUNE 30
--------------------------------------------------------------------------------
   ($ MILLIONS, EXCEPT PER SHARE DATA)           2004    2003     2004     2003
--------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
INVESTMENT GAINS (LOSSES)                       $ 171   $(179)   $ 379    $ (47)

NET REALIZED INVESTMENT GAINS (LOSSES)            118     249     (215)     200
===============================================================================

NET INCOME                                      $ 289   $  70    $ 164    $ 153
===============================================================================
NET INCOME PER SHARE RESULTS AVAILABLE TO
COMMON STOCKHOLDERS (a)(b)                      $1.07   $0.25    $0.52    $0.55
===============================================================================

(a) Included in the weighted average number of common shares for the three and six months ended June 30, 2004 are the effects of additional common stock issued related to the November of 2003 sale of $750 million of convertible preferred shares to Loews Corporation. The preferred shares converted into 32,327,015 shares of CNA common stock on April 20, 2004.

(b) The three and six months ended June 30, 2004 per share results available to common stockholders are reduced by $16 million and $32 million, or $0.06 per share and $0.13 per share, of undeclared preferred stock dividends. The three and six months ended June 30, 2003 per share results available to common stockholders are reduced by $15 million and $30 million, or $0.07 per share and $0.13 per share, of undeclared preferred stock dividends.

Net income for the second quarter of 2004 was $289 million as compared with net income of $70 million for the same quarter of 2003. The increase was primarily due to continued improved underwriting results for the Property and Casualty Operations. The Property and Casualty Operations produced a 96.8 percent combined ratio in the second quarter of 2004 as compared with 126.9 percent in the prior year period. The continued improvement in underwriting results was primarily due to significant unfavorable net prior year development recorded in the second quarter of 2003, the continued favorable impact of rate increases, and the Company's focus on underwriting discipline and expense management.

"We are very pleased with the continued strong performance of our core Property & Casualty Operations," said Steve Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "Our focus on the business fundamentals -- underwriting discipline and expense management - is clearly evident in our second quarter combined ratio in the 90s."

Net income for the first six months of 2004 was $164 million as compared with net income of $153 million for the same period in 2003. The increase was primarily due to the factors noted above for the three month period, offset by increased net realized losses.

Net realized investment gains were $118 million and $249 million for the three months ended June 30, 2004 and 2003, respectively. The decline was primarily driven by unfavorable results in fixed maturity securities, offset partly by increased gains in the equity and derivatives portfolio, including an after-tax gain of $105 million related to the June of 2004 sale of the Company's equity holdings of Canary Wharf Group PLC, a London based real estate investment.

Net realized investment losses were $215 million for the first six months of 2004 as compared with net realized investment gains of $200 million for the same period in 2003. The net realized investment losses in 2004 were primarily driven by the impact of the Company's sale of its Individual Life insurance business, partially offset by the gain on the sale of the Company's Canary Wharf investment.

On April 30, 2004, CNA completed the sale of its Individual Life insurance business. The sale resulted in an after-tax realized investment loss of $389 million, which was primarily recognized in the first quarter of 2004 in anticipation of the pending sale. This sale also resulted in an addition to the statutory capital of the Company's primary insurance subsidiary in excess of $550 million. With the closing of the sale of the Individual Life insurance business, the Company completed its previously disclosed capital plan, which included substantial support from Loews Corporation (Loews), the owner of approximately 91% of CNA's outstanding shares. As a result of the sale, the Company repaid the $300 million Life surplus note purchased in February of 2004 by Loews.

            SEGMENT RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 2004

                                                                                      CORPORATE
                                    STANDARD   SPECIALTY   TOTAL P&C   LIFE & GROUP    & OTHER
          ($ MILLIONS)               LINES       LINES       OPS.        NON-CORE      NON-CORE   TOTAL
-------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS                    $ 98       $ 81        $179         $(26)         $ 18       $171

NET REALIZED INVESTMENT GAINS           50         18          68           14            36        118
=======================================================================================================
NET INCOME (LOSS)                     $148       $ 99        $247         $(12)         $ 54       $289
=======================================================================================================

            SEGMENT RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 2003

                                                                                      CORPORATE
                                    STANDARD   SPECIALTY   TOTAL P&C   LIFE & GROUP    & OTHER
          ($ MILLIONS)               LINES       LINES       OPS.        NON-CORE      NON-CORE   TOTAL
--------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS                   $(134)     $  (7)      $(141)        $  38        $ (76)     $(179)

NET REALIZED INVESTMENT GAINS          122         38         160            35           54        249
=======================================================================================================
NET INCOME (LOSS)                    $ (12)     $  31       $  19         $  73        $ (22)     $  70
=======================================================================================================

             SEGMENT RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2004

                                                                                      CORPORATE
                                    STANDARD   SPECIALTY   TOTAL P&C   LIFE & GROUP    & OTHER
          ($ MILLIONS)               LINES       LINES       OPS.        NON-CORE      NON-CORE   TOTAL
--------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)          $ 212       $ 156       $ 368        $  (7)        $  18     $ 379

NET REALIZED INVESTMENT GAINS
  (LOSSES)                              88          31         119         (387)           53      (215)
=======================================================================================================
NET INCOME (LOSS)                    $ 300       $ 187       $ 487        $(394)        $  71     $ 164
=======================================================================================================

             SEGMENT RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                                                                      CORPORATE
                                    STANDARD   SPECIALTY   TOTAL P&C   LIFE & GROUP    & OTHER
          ($ MILLIONS)               LINES       LINES       OPS.        NON-CORE      NON-CORE   TOTAL
--------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)          $ (90)      $  41       $ (49)       $  67         $ (65)    $ (47)

NET REALIZED INVESTMENT GAINS
  (LOSSES)                             125          40         165          (33)           68       200
=======================================================================================================
NET INCOME                           $  35       $  81       $ 116        $  34         $   3     $ 153
=======================================================================================================

               PROPERTY & CASUALTY SEGMENTS GROSS WRITTEN PREMIUMS

                         THREE MONTHS       SIX MONTHS
                         ENDED JUNE 30     ENDED JUNE 30
---------------------------------------------------------
    ($ MILLIONS)         2004     2003     2004     2003
---------------------------------------------------------
STANDARD LINES          $1,508   $1,651   $3,073   $3,285
SPECIALTY LINES            676      614    1,386    1,242
=========================================================
TOTAL P&C OPERATIONS    $2,184   $2,265   $4,459   $4,527
=========================================================

                PROPERTY & CASUALTY SEGMENTS NET WRITTEN PREMIUMS

                        THREE MONTHS       SIX MONTHS
                        ENDED JUNE 30     ENDED JUNE 30
--------------------------------------------------------
    ($ MILLIONS)        2004     2003     2004     2003
--------------------------------------------------------
STANDARD LINES         $1,209   $1,087   $2,474   $2,360
SPECIALTY LINES           592      487    1,173      963
========================================================
TOTAL P&C OPERATIONS   $1,801   $1,574   $3,647   $3,323
========================================================

                  PROPERTY & CASUALTY CALENDAR YEAR LOSS RATIOS

                           THREE MONTHS      SIX MONTHS
                           ENDED JUNE 30    ENDED JUNE 30
---------------------------------------------------------
                           2004    2003    2004    2003
---------------------------------------------------------
STANDARD LINES             70.5%   88.0%   68.0%   80.0%
SPECIALTY LINES            64.2%   87.5%   63.6%   77.3%
TOTAL P&C OPERATIONS       68.6%   87.8%   66.7%   79.2%
TOTAL P&C COMPANIES (a)    74.6%   97.4%   73.0%   85.7%
=======================================================

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures (APMT).

                PROPERTY & CASUALTY CALENDAR YEAR COMBINED RATIOS

                            THREE MONTHS       SIX MONTHS
                            ENDED JUNE 30     ENDED JUNE 30
------------------------------------------------------------
                            2004     2003     2004     2003
------------------------------------------------------------
STANDARD LINES              99.7%   132.1%    99.7%   118.5%
SPECIALTY LINES             90.0%   115.5%    90.0%   105.6%
TOTAL P&C OPERATIONS        96.8%   126.9%    96.8%   114.8%
TOTAL P&C COMPANIES (a)    101.9%   135.2%   102.8%   120.3%
===========================================================

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures (APMT).

               PROPERTY & CASUALTY GROSS ACCIDENT YEAR LOSS RATIOS

                        ACCIDENT YEAR 2004 EVALUATED AT   ACCIDENT YEAR 2003 EVALUATED AT   ACCIDENT YEAR 2003 EVALUATED AT
                                 JUNE 30, 2004                   DECEMBER 31, 2003                   JUNE 30, 2004
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                       66.0%                               65.4%                             63.9%
SPECIALTY LINES                      63.6                                67.1                              65.6
TOTAL P&C OPERATIONS                 65.3%                               65.9%                             64.4%
===============================================================================================================

                PROPERTY & CASUALTY NET ACCIDENT YEAR LOSS RATIOS

                        ACCIDENT YEAR 2004 EVALUATED AT   ACCIDENT YEAR 2003 EVALUATED AT   ACCIDENT YEAR 2003 EVALUATED AT
                                 JUNE 30, 2004                   DECEMBER 31, 2003                   JUNE 30, 2004
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                       66.0%                               67.8%                             66.7%
SPECIALTY LINES                      63.1                                68.9                              65.8
TOTAL P&C OPERATIONS                 65.1%                               68.1%                             66.5%
===============================================================================================================

BUSINESS OPERATING HIGHLIGHTS

STANDARD LINES includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.

- Gross written premiums decreased $143 million for the second quarter of 2004 as compared with the same period in 2003. The decrease was primarily due to intentional underwriting actions, including reductions in certain excess and surplus lines programs, habitational construction business, silica-related risks, and workers compensation policies classified as high hazard.

- Net written premiums increased $122 million for the second quarter of 2004 as compared with the same period in 2003, primarily due to favorable premium development of $90 million recorded in the second quarter of 2004 as compared with unfavorable premium development of $221 million recorded in the same period in 2003. The unfavorable premium development recorded in the second quarter of 2003 was primarily due to additional ceded premiums related to the corporate aggregate and other reinsurance treaties.

- Standard Lines achieved average rate increases during the second quarter of 2004 of 5%.

- Net income for the second quarter of 2004 increased $160 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development, lower catastrophe losses, and decreased expenses primarily due to the Company's expense initiatives. These items were partially offset by decreased net investment results.

SPECIALTY LINES provides a broad array of professional, financial and specialty property and casualty products and services.

- Net written premiums increased $105 million for the second quarter of 2004 as compared with the same period in 2003, primarily due to increases in rate and new business in the professional liability lines of business.

- Specialty Lines achieved average rate increases during the second quarter of 2004 of 10%, primarily across professional liability lines.

- Net income for the second quarter of 2004 increased $68 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development, improvements in the current net accident year loss ratio, a decrease in the provision for uncollectible reinsurance receivables and decreased underwriting expenses primarily due to the Company's expense initiatives. These items were partially offset by decreased net investment results.

LIFE AND GROUP NON-CORE primarily includes the results of the life and group lines of business that have been sold or placed in run-off. The Group Benefits business was sold on December 31, 2003 and the Individual Life business was sold on April 30, 2004.

- Net earned premiums decreased $401 million for the second quarter of 2004 as compared with the same period in 2003, due primarily to the absence of premiums from the Group Benefits and Individual Life businesses. Net earned premiums for these businesses were $10 million and $368 million for the second quarter of 2004 and 2003.

- Net results for the second quarter of 2004 decreased $85 million as compared with the same period in 2003, principally due to the absence of favorable results from the Group Benefits and Individual Life businesses and due to stranded overhead expenses related to these businesses. Net income for these sold businesses was $0.2 million and $40 million for the second quarter of 2004 and 2003. Net results decreased in the second quarter of 2004 as compared with the same period in 2003 as a result of a $22 million after-tax increase in insurance and uncollectible reinsurance reserves related to the Company's past participation in accident and health reinsurance programs.

CORPORATE AND OTHER NON-CORE contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations including CNA Re (formerly a stand-alone property and casualty operating segment).

- Net results for the second quarter of 2004 increased $76 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development and a decrease in the provision for uncollectible reinsurance receivables. These items were partially offset by the decline in operating results attributable to lower premium volume for CNA Re, which was placed in run-off in October of 2003.

NET INVESTMENT INCOME

Pretax net investment income decreased $47 million to $380 million for the second quarter of 2004 as compared with the same period in 2003. The change was primarily due to a lower asset base associated with the sale of the Company's Individual Life and Group Benefits businesses, lower investment yields on fixed maturity securities and decreased limited partnership income. These items were partially offset by reduced interest expense on funds withheld and other deposits. The higher interest expense on funds withheld and other deposits in second quarter of 2003 was due to additional premiums ceded to the corporate aggregate and other finite reinsurance treaties.

ABOUT THE COMPANY

CNA is the country's fourth largest commercial insurance writer and the 14th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

CONFERENCE CALL AND WEBCAST INFORMATION:

A CONFERENCE CALL FOR INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY WILL BE HELD FROM 10:00 A.M. TO 11:00 A.M. ET TODAY. ON THE CONFERENCE CALL WILL BE STEPHEN W. LILIENTHAL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CNA INSURANCE COMPANIES, AND OTHER MEMBERS OF SENIOR MANAGEMENT. PARTICIPANTS CAN ACCESS THE CALL BY DIALING (800) 289-0518 OR FOR INTERNATIONAL CALLERS (913) 981-5532. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://INVESTORS.CNA.COM OR YOU MAY GO TO THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE (WWW.CNA.COM) FOR FURTHER DETAILS.

THE CALL IS AVAILABLE TO THE MEDIA, BUT QUESTIONS WILL BE RESTRICTED TO INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY. A TAPED REPLAY OF THE CALL WILL BE AVAILABLE ON CNA'S WEBSITE THROUGH AUGUST 5, 2004. THE REPLAY CAN ALSO BE ACCESSED BY DIALING (888) 203-1112 OR FOR INTERNATIONAL CALLERS (719) 457-0820 AND USING PASSCODE 552526. FINANCIAL SUPPLEMENT INFORMATION RELATED TO THE SECOND QUARTER RESULTS IS AVAILABLE ON THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE OR BY CONTACTING DAWN JAFFRAY AT (312) 822-7757.

FORWARD-LOOKING STATEMENT

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

                                     # # #